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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 6, 1998 included in Dole Food Company, Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998 and to all references to our Firm included in this Registration Statement.

                                     /s/  ARTHUR ANDERSEN LLP


Los Angeles, California
August 17, 1998